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                                                                   EXHIBIT 10.12

                           SEPARATION AGREEMENT AND
               LIMITED MUTUAL RELEASE FROM EMPLOYMENT AGREEMENT

     This Separation Agreement and Limited Mutual Release from Employment Agreement (the "Separation Agreement") is entered into this ___ day of November, 1999 by and between Technology Solutions Company, a Delaware corporation with its principal place of business at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601 ("TSC") and John T. Kohler, an individual who resides in Chicago, Illinois ("Employee"). Collectively, TSC and Employee are referred to herein as the "Parties."

     WHEREAS, TSC and Employee previously entered into an Employment Agreement (the "Employment Agreement") dated as of January 19, 1996 pursuant to which Employee has since been employed by TSC as President and Chief Executive Officer;

     WHEREAS, Employee has also served as a member of the TSC Board of Directors since June 1994;

     WHEREAS, TSC is in the process of undergoing a series of transactions that are anticipated to result in its eLoyalty division becoming an independent, publicly-traded corporation that is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, and known as eLoyalty Corporation ("eLoyalty") through a distribution of eLoyalty shares to shareholders of TSC (the "Spin-off");

     WHEREAS, Employee has served as a member of the eLoyalty Board of Directors since May 1999;

     WHEREAS, on the day prior to the Spin-off, Employee's Employment Agreement shall terminate as provided herein;

     WHEREAS, on the effective date of the Spin-off Employee shall resign as a director of TSC, as provided herein;

     WHEREAS, in lieu of any payment or other obligations that may be triggered by termination of the Employment Agreement, the Parties agree that TSC will make payments and other commitments to Employee as provided below;

     WHEREAS, the Parties desire to set forth their agreement in this Separation Agreement and to detail those respective obligations of the Parties from which each will be released and those respective obligations of the Parties that will survive the termination of the Employment Agreement.
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     NOW THEREFORE, in consideration of the mutual premises and obligations contained herein, and notwithstanding anything contained in the Employment Agreement to the contrary, the Parties hereby agree as follows:

     1.   Termination of Employment Agreement.  Effective at the close of
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business on the day before TSC distributes its shares of eLoyalty to the shareholders of TSC, Employee shall resign as President and Chief Executive Officer of TSC and Employee's Employment Agreement shall terminate.

     2.   Lump Sum Payment of Salary.  In lieu of the on-going Current Salary
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payments to Employee as provided in Section 3(a) of the Employment Agreement, upon termination of the Employment Agreement TSC shall make a one-time, lump sum payment to Employee in the amount of $1,100,000 (less required withholding), such amount equal to two times Employee's current salary of $550,000 per year.

     3.   Lump Sum Payment of Bonus.  In lieu of the on-going Average Bonus
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payments to Employee as provided in Section 3(a) of the Employment Agreement, upon termination of the Employment Agreement TSC shall make a one-time, lump sum payment to Employee in the amount of $647,000 (the "Bonus Payment"). If Employee so elects for the period commencing January 1, 2000, a portion of the Bonus Payment as elected will be contributed to Employee's deferred compensation account under the TSC Executive Deferred Compensation Plan, and the balance will be paid in cash to Employee (subject to required withholding).

     4.   Continuation of Health Benefits.  TSC shall continue Employee's health
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insurance benefits until the end of the two year period following the termination of the Employment Agreement or until Employee is re-employed, whichever comes first.

     5.   Resignation from TSC Board of Directors. Effective upon termination of
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the Employment Agreement, Employee shall resign from the TSC Board of Directors.

     6.   Service as eLoyalty Director.  Employee will continue to serve as a
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director of eLoyalty.  As a director of eLoyalty, Employee shall be entitled to receive the normal compensation given to eLoyalty directors. Employee agrees, however, that he shall not be entitled to receive any eLoyalty stock options as a director of eLoyalty until Employee would otherwise have received 125,000 eLoyalty options, at which time Employee shall be entitled to participate in the stock option program provided to eLoyalty directors at that time.

     7.   Forfeit of Previously Granted eLoyalty Options. Employee hereby agrees
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to forfeit 75,000 unvested options to acquire shares of stock of eLoyalty.

     8.   Treatment of Other TSC and eLoyalty Stock Options.  As a director of
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eLoyalty, all stock options in both TSC and eLoyalty held by Employee pursuant to Stock Option Agreements shall continue to vest in accordance with the vesting schedules provided in the Stock Option Agreements for so long as Employee continues to serve as a
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director of eLoyalty; and further, the provisions in any of the Stock Option
Agreements that require Employee to exercise vested options within 90 days of termination of employment with TSC shall not be triggered until the effective date of Employee's termination as a director of eLoyalty.

     9.   Treatment of Employee Deferred Compensation Account.  TSC agrees that
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the Compensation Committee of its Board of Directors will adopt a resolution that will provide that for purposes of the TSC Executive Deferred Compensation Plan, Employee's service as a director of eLoyalty shall be treated as service as an Eligible Employee as defined in the Plan.

     10.  Continuation of Voice Mail; Use of TSC Assets.  TSC agrees that
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Employee will be entitled to continue use of voice mail for so long as Employee remains a director of eLoyalty. TSC further agrees that following termination of the Employment Agreement, Employee shall be entitled to retain possession and use of the TSC computers and equipment previously provided to Employee during his employment with TSC as set forth in Schedule A hereto for so long as Employee remains a director of eLoyalty.

     11.  Release of TSC by Employee.  Except as specifically provided in this
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Separation Agreement, upon termination of the Employment Agreement TSC shall be released from all of its obligations under the Employment Agreement, including without limitation the obligations to continue paying Employee's base salary or from making any Current Salary payments or Average Bonus payments (as such terms are defined in Section 3(a) of the Employment Agreement).

     12.  Release of Employee by TSC.  Upon termination of the Employment
          ---------------------------
Agreement, Employee shall be released from his obligations to perform the duties of President and Chief Executive Officer of TSC.

     13.  Survival of Certain Terms.  The following provisions of the Employment
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Agreement shall survive termination:  Section 8 (Noncompetition and
Nondisclosure), Section 9 (Remedies), Section 10 (Intellectual Property),
Section 12 (Assignment), Section 13 (Notices), Section 14 (Entire Agreement),
Section 15 (Applicable Law), Section 16 (Mediation of Disputes), Section 17 (Binding Arbitration), and Section 18 (Severability).

     14.  Notices.  All notices shall be in writing.  Notices intended for TSC
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shall be sent by registered or certified mail addressed to it at 205 North
Michigan Avenue, 15th Floor, Chicago, Illinois 60601 or its current principal office, and notices intended for Employee shall be either delivered personally to him or sent by registered or certified mail addressed to his last known address.

     15.  Entire Agreement. This Separation Agreement constitutes the entire
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agreement between TSC and Employee with respect to the subject matter hereof.
Neither Employee nor TSC may modify this Separation Agreement by oral agreements, promises
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or representations. The Parties may modify this Separation Agreement only by a written instrument signed by the Parties.

     16.  Applicable Law. This Separation Agreement shall be governed by and
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construed in accordance with the laws of the State of Illinois.

     17.  Severability.  Whenever possible, each provision of this Separation
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Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Separation Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Separation Agreement.

     18.  Dispute Resolution.  Any dispute between the Parties arising from or
          -------------------
in connection with this Separation Agreement shall be resolved using the procedure set forth in Sections 16 and 17 of the Employment Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and Limited Mutual Release from Employment Agreement as of the date first set forth above.


TECHNOLOGY SOLUTIONS COMPANY                 EMPLOYEE




By:_/s/ WILLIAM H. WATRIP                    /s/ JOHN T. KOHLER
        William H. Waltrip                       John T. Kohler
    Chairman of the Board of Directors

Date:________________________________        Date:________________________

By:_/s/ JOHN R. PURCELL____
        John R. Purcell
    Chairman of the Compensation Committee